Exhibit A

NATIONAL FUEL RESOURCES, INC.
INCOME STATEMENT

                                              Three                Twelve
                                          Months Ended          Months Ended
                                          June 30, 2001         June 30, 2001
                                          -------------         -------------

                                             Actual                Actual
                                             ------                ------

Operating Revenues                         $57,024,084          $259,952,579
                                           -----------          ------------

Operating Expenses:

Purchased Gas                               59,245,995           251,278,987
Purchased Electric                             241,517             2,184,877
Operation                                    1,802,818             6,170,722
Depreciation, Depletion
   & Amortization                               53,465               228,273
Franchise & Other Taxes                          9,975               137,791
                                           -----------          ------------
                                            61,353,770           260,000,650
                                           -----------          ------------

Operating Loss                              (4,329,686)              (48,071)
                                           -----------          ------------

Interest Income                                106,418               714,395
Interest Expense                               359,055             1,972,218
                                           -----------          ------------

Net Loss Before Taxes                       (4,582,323)           (1,305,894)
                                           -----------          ------------

Income Taxes:

Federal                                     (1,476,997)           (3,527,040)
State                                           (7,512)             (144,350)
Deferred                                      (130,292)            3,312,157
                                           -----------          ------------
                                            (1,614,801)             (359,233)
                                           ----------           ------------

Net Loss                                   $(2,967,522)         $   (946,661)
                                           ===========          ============